Exhibit 21.01

Subsidiaries, equity accounted affiliates and cost investments as at March 1, 2007

Company Name	Effective Voting Interest	Jurisdiction of Organization	Type of Affiliate (1)

Nova TV d.d. (“Nova TV (Croatia)”)	100.0%	Croatia	Subsidiary
Operativna Kompanija d.o.o. (“OK”)	100.0%	Croatia	Subsidiary
Media House d.o.o.	100.0%	Croatia	Subsidiary

CME Media Investments s.r.o.	100.0%	Czech Republic	Subsidiary
VILJA a.s. (“Vilja”)	100.0%	Czech Republic	Subsidiary
CET 21 spol. s.r.o. (“CET 21”)	100.0%	Czech Republic	Subsidiary
ERIKA, a.s.	100.0%	Czech Republic	Subsidiary
MEDIA CAPITOL, a.s.	100.0%	Czech Republic	Subsidiary
NOVA-V.I.P., a.s.	100.0%	Czech Republic	Subsidiary (in liquidation)
HARTIC, a.s.	100.0%	Czech Republic	Subsidiary
Galaxie Sport s.r.o. (“Galaxie Sport”)	100.0%	Czech Republic	Subsidiary

Media Pro International S.A. (“MPI”)	90.0%	Romania	Subsidiary
Media Vision S.R.L. (“Media Vision”)	75.0%	Romania	Subsidiary
MPI Romania B.V.	90.0%	Netherlands	Subsidiary
Pro TV S.A. (“Pro TV”)	90.0%	Romania	Subsidiary
Sport Radio TV Media S.R.L. (“TV Sport”)	63.0%	Romania	Subsidiary
Media Pro B.V	10.0%	Netherlands	Cost investment
Media Pro Management S.A.	10.0%	Romania	Cost investment

A.R.J., a.s. (“ARJ”)	100.0%	Slovak Republic	Subsidiary
MARKIZA-SLOVAKIA, spol. s.r.o. (“Markiza”)	80.0%	Slovak Republic	Subsidiary
GAMATEX, spol. s.r.o.	80.0%	Slovak Republic	Subsidiary (in liquidation)
A.D.A.M. a.s.	80.0%	Slovak Republic	Subsidiary (in liquidation)

MMTV 1 d.o.o.	100.0%	Slovenia	Subsidiary
Produkcija Plus d.o.o. (“Pro Plus”)	100.0%	Slovenia	Subsidiary
POP TV d.o.o. (“Pop TV”)	100.0%	Slovenia	Subsidiary
Kanal A d.o.o. (“Kanal A”)	100.0%	Slovenia	Subsidiary
Euro 3 TV d.o.o	42.0%	Slovenia	Equity-Accounted Affiliate
MTC Holding d.o.o.	24.0%	Slovenia	Equity-Accounted Affiliate (in liquidation)

International Media Services Ltd. (“IMS”)	60.0%	Bermuda	Subsidiary
Innova Film GmbH (“Innova”)	60.0%	Germany	Subsidiary
Foreign Enterprise “Inter-Media” (“Inter-Media”)	60.0%	Ukraine	Subsidiary
TV Media Planet Ltd.	60.0%	Cyprus	Subsidiary
Studio 1+1 LLC (“Studio 1+1”)	18.0%	Ukraine	Consolidated Variable Interest Entity

Ukrainian Media Services LLC	99.0%	Ukraine	Subsidiary
Ukrpromtorg -2003 LLC	65.5%	Ukraine	Subsidiary
Gravis LLC	60.4%	Ukraine	Subsidiary
Delta JSC	60.4%	Ukraine	Subsidiary
Nart LLC	65.5%	Ukraine	Subsidiary
TV Stimul LLC	49.1%	Ukraine	Equity-Accounted Affiliate

CME Media Enterprises B.V.	100.0%	Netherlands	Subsidiary
CME Czech Republic II B.V.	100.0%	Netherlands	Subsidiary
CME Romania B.V.	100.0%	Netherlands	Subsidiary

Central European Media Enterprises N.V.	100.0%	Netherlands Antilles	Subsidiary
Central European Media Enterprises II B.V.	100.0%	Netherlands Antilles	Subsidiary

CME SR d.o.o.	100.0%	Serbia	Subsidiary
CME Ukraine Holding GmbH	100.0%	Austria	Subsidiary
CME Cyprus Holding Ltd.	100.0%	Cyprus	Subsidiary
CME Development Corporation	100.0%	Delaware	Subsidiary
(1) All subsidiaries have been consolidated in our Financial Statements. All equity-accounted affiliates have been accounted for using the equity method. All cost investments have been accounted for using the cost method.